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                                                                    Exhibit 99.1
No. of Shares ______

                                 FORM OF PROXY

                             AVIATION GROUP, INC.
            700 NORTH PEARL STREET, SUITE 2170, DALLAS, TEXAS 75201

                        SPECIAL MEETING OF SHAREHOLDERS

                               October __, 2000

     The undersigned hereby appoints Lee B. Sanders and Richard L. Morgan, or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of Aviation Group, Inc. common stock of the undersigned in Aviation Group, Inc. at the Special Meeting of Shareholders to be held at 700 North Pearl Street, Suite 2170, Dallas, Texas, at 10:00 a.m., local time, on October __, 2000, and at any adjournments thereof, as specified below:

1. Proposal to approve the arrangement with travelbyus.com ltd. pursuant to the Arrangement Agreement, as described in the accompanying joint proxy statement/prospectus.

     [_]  FOR                 [_]  AGAINST                  [_]  ABSTAIN

2. Proposal to amend the Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 250,000,000.

     [_]  FOR                 [_]  AGAINST                  [_]  ABSTAIN

3. Proposal to amend the Articles of Incorporation to change the name of Aviation Group, Inc. to travelbyus, Inc.

     [_]  FOR                 [_]  AGAINST                  [_]  ABSTAIN

4. Proposal to ratify the issuance of warrants to purchase a total of 500,000 shares of common stock to two executive officers.

     [_]  FOR                 [_]  AGAINST                  [_]  ABSTAIN

5.   Proposal to amend the Aviation Group, Inc. 1997 stock option plan.

     [_]  FOR                 [_]  AGAINST                  [_]  ABSTAIN

6. Proposal to ratify the issuance of warrants to purchase a total of 150,000 shares of common stock to three directors.

     [_]  FOR                 [_]  AGAINST                  [_]  ABSTAIN

7. Proposal to ratify certain securities issued or to be issued in connection with the acquisition of Global Leisure Travel, Inc.

     [_]  FOR                 [_]  AGAINST                  [_]  ABSTAIN

8. Proposal to amend the Articles of Incorporation to effect a one-for-five reverse stock split.

     [_]  FOR                 [_]  AGAINST                  [_]  ABSTAIN

9. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business as may properly come before the meeting.
              Please sign and date on reverse side of this proxy.
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     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4, 5, 6, 7 and 8 at the discretion of the proxies with respect to any matters referred to in Proposal 9.

                                        Dated:___________________________, 2000


                                        Please sign exactly as name appears in
                                        left. When shares are held by joint
                                        tenants, both must sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        ________________________________________
                                        Signature


                                        ________________________________________
                                        Title


           This proxy is solicited by the Board of Directors.  If no
                specification is made, this Proxy will be voted
                           FOR all of the Proposals.